                                                                     Exhibit 4.2

                           MGIC INVESTMENT CORPORATION


                              OFFICER'S CERTIFICATE


                          DATED AS OF OCTOBER 17, 2000


               SETTING FORTH TERMS OF A SERIES OF DEBT SECURITIES


                          7-1/2% SENIOR NOTES DUE 2005


                            PURSUANT TO THE INDENTURE
                          DATED AS OF OCTOBER 15, 2000

                              OFFICER'S CERTIFICATE

                  The undersigned, the Senior Vice President, Controller and Chief Accounting Officer and the Vice President and Treasurer of MGIC Investment Corporation, a Wisconsin corporation (the "Company"), hereby certify as provided below pursuant to Section 3.1 of the Indenture, dated as of October 15, 2000 (the "Indenture"), between the Company and Bank One Trust Company, National Association (the "Trustee"). This Officer's Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted June 21, 2000 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

         1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officer's Certificates and pursuant to such authorization and in accordance with the Indenture this Officer's Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein.

         2. The title of the Securities shall be "7-1/2% Senior Notes due 2005" (herein called the "Notes").

         3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to U.S. $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Sections 3.4, 3.5, 3.6, 9.5, or 11.7 of the Indenture, upon repayment in part of any Registered Security of such series pursuant to Article 13 of the Indenture, upon surrender in part of any Registered Security for conversion into other securities of the Company or exchange for securities of another issuer pursuant to its terms, or pursuant to or as contemplated by the terms of such Notes. Notwithstanding the foregoing limitation on aggregate principal amount of the Notes, the Notes may be reopened for issuances of additional Notes in accordance with Section 3.1 of the Indenture.

         4. The Notes shall be issuable as Registered Securities and shall not be exchangeable for Bearer Securities.

         5. Subject to earlier redemption, the principal of the Notes shall be payable in U.S. dollars on October 15, 2005.

         6. The Notes shall bear interest at the rate of 7-1/2% per annum; such interest shall accrue from October 20, 2000 (or from the most recent interest payment date to which interest on the Notes has been paid or provided for); the interest payment dates on which such interest shall be payable shall be April 15 and October 15 in each year, commencing April 15, 2001; the Regular Record Dates for the determination of Holders to whom interest is payable shall be the April 1 or October 1 next preceding each Interest Payment Date. Interest on the Notes shall be payable in U.S. dollars.
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         7. Pursuant to the Indenture, the Trustee has been appointed as the
Security Registrar for the Notes. The Trustee is hereby further appointed as the initial Paying Agent and transfer agent of the Notes. The principal of and interest on the Notes shall be payable at the office of the Paying Agent, which shall initially be located in the Borough of Manhattan, The City of New York.

         8. The Notes shall be redeemable at any time in whole or from time to time in part at a Redemption Price equal to the sum of 100% of the principal amount of the Notes being redeemed, accrued interest thereon to the Redemption Date, and the Make-Whole Amount, if any, with respect to such Notes; provided, however, that installments of interest on Notes due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Notes who were registered Holders as of the close of business on the Record Date immediately preceding such Interest Payment Date.

         9. The terms defined below shall, for all purposes of the Notes under the Indenture and this Officer's Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:

                  "Make-Whole Amount" means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, as determined on the third Business Day preceding the date such notice of redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Notes being redeemed. The Make-Whole Amount shall be calculated by the Company and set forth in a certificate of an Authorized Officer delivered to the Trustee, and the Trustee shall be entitled to rely on said certificate.

                  "Reinvestment Rate" means 0.30% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount of the Notes being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

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                  "Statistical Release" means the statistical release designated
"H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

         10. The Notes shall not be subject to any sinking fund and shall not be repurchasable at the option of a Holder.

         11. The Notes shall not be convertible into other securities of the Company or exchangeable for securities of another issuer.

         12. Defeasance and covenant defeasance under Section 4.2(2) and Section 4.2(3) of the Indenture shall be applicable to the Notes.

         13. The Notes shall not be issuable upon the exercise of warrants.

         14. The Notes shall initially be issued in whole in the form of one or more permanent global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended ("DTC"), shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the depositary's participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Notes or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.

         15. Except as hereinafter described, Notes in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or if DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in certificated form to owners of "book-entry" ownership interests in exchange for the Notes held by DTC or its nominee, as the case may be. In such instance, an owner of a "book-entry" ownership interest will be entitled to physical delivery of certificates equal in principal amount to such "book-entry" ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $1,000 or any multiple thereof.

         16. Additional terms regarding the Notes are as set forth in the form of the Notes set forth below.

         17. The form of the Notes shall be substantially as follows:
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                         [Form of 7-1/2% Note due 2005]

No. R-__________                                                  $____________

                           MGIC INVESTMENT CORPORATION
                              7-1/2% Note due 2005

                             CUSIP No.: 552845 AE 9


MGIC INVESTMENT CORPORATION
promises to pay to
                   -----------------------------------------------------

or registered assigns
the principal sum of                            Dollars on October 15, 2005
                     ---------------------------

Interest Payment Dates:    April 15 and October 15
Regular Record Dates:      April 1 and October 1


                                                    Dated:

TRUSTEE'S CERTIFICATE OF                            MGIC INVESTMENT CORPORATION
AUTHENTICATION

This is one of the Securities of the series         By:
designated therein referred to in the                   ------------------------
within-mentioned Indenture Authorized                   Authorized Officer
Officer


BANK ONE TRUST COMPANY,                                        (CORPORATE SEAL)
NATIONAL ASSOCIATION, as Trustee


By:
   --------------------------                         --------------------------
     Authorized Officer                               Authorized Officer



                                      -5-
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                           MGIC INVESTMENT CORPORATION
                              7-1/2% Note due 2005

                  INTEREST. MGIC Investment Corporation, a Wisconsin corporation (the "Company"), promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company shall pay interest semiannually on April 15 and October 15 of each year commencing April 15, 2001. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2000. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  METHOD OF PAYMENT. The Company shall pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address.

                  SECURITIES AGENTS. Initially, Bank One Trust Company, National Association, shall act as Paying Agent, transfer agent and Security Registrar. The Company may change any Paying Agent, transfer agent or Security Registrar without notice. The Company or any Affiliate of the Company may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

                  INDENTURE. The Company issued the securities of this series (individually a "Security" and collectively the "Securities") under an Indenture, dated as of October 15, 2000 (the "Indenture"), between the Company and Bank One Trust Company, National Association (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Officer's Certificate establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Holders are referred to the Indenture, the above-referenced Officer's Certificate and such Act for a statement of such terms. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Indenture.


                  MATURITY. The principal on the Securities shall be payable on October 15, 2005.

                  REDEMPTION PRIOR TO MATURITY. The Securities shall be redeemable at any time in whole or from time to time in part at a Redemption Price equal to the sum of 100% of the principal amount of the Securities being redeemed, accrued interest thereon to the Redemption Date, and the Make-Whole Amount, if any, with respect to such Securities; provided, however, that installments of interest on Securities due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Securities who were registered Holders as of the close of business on the Record Date immediately preceding such Interest Payment Date. The Company shall give notice of any redemption of

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any Securities to Holders of the Securities to be redeemed at the addresses of such Holders, as shown in the Security Register, not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the aggregate principal amount of the Securities to be redeemed. If less than all of the Outstanding Securities are to be redeemed, then the Trustee shall select the Securities to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the Trustee considers fair and appropriate. The Indenture contains additional provisions with respect to any redemption of the Securities.

                  DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The transfer agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

                  PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as its owner for all purposes.

                  AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the Holders of not less than a majority in principal amount of the series.

                  Without the consent of any Holder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity or correct any omission, defect or inconsistency; to provide for assumption of Company obligations to Holders; or to make any change that does not materially adversely affect the interests of any Holders of Securities then Outstanding.

                  LIMITATIONS ON DEBT. The Securities are unsecured general obligations of the Company limited to $200,000,000 principal amount; provided, however, that the Securities may be reopened for issuances of additional Securities in accordance with the Indenture. The Indenture does not limit other unsecured debt.

                  SUCCESSORS. When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company shall be released from those obligations.

                  DEFEASANCE PRIOR TO MATURITY. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity.

                  DEFAULTS AND REMEDIES. An Event of Default includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company in the performance of any of its other agreements applicable to the Securities

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that continues for 60 days after the Company has been given notice of such default; a failure to pay when due at maturity or a default that results in the acceleration of maturity of any other debt of the Company or certain subsidiaries in an aggregate amount of $40 million or more; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it in good faith determines that withholding such notice is in their best interest.

                  TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

                  NO RECOURSE AGAINST OTHERS. Any incorporator, director or officer, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  AUTHENTICATION. This Security shall not be valid until authenticated by a manual signature of the Trustee.

                  ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Officer's Certificate, which contains the text of this Security. Requests may be made to: Corporate Secretary, MGIC Investment Corporation, MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202.

                  All terms used in this Security, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.


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                            [Form of Assignment Form]

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to  ----------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoint as agent to transfer this ------------------------- Security on the books of the Company. The agent may substitute another to act for him.

Date:                                    Your signature:
      --------------------------                       ------------------------

        (Sign exactly as your name appears on the face of this Security)


Signature Guaranteed:


--------------------------------------

                                      * * *


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                  IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.


                               MGIC INVESTMENT CORPORATION



                               By: /s/ Patrick Sinks
                                  ------------------------------------
                                       Patrick Sinks
                                       Senior Vice President,
                                       Controller and Chief Accounting Officer



[CORPORATE SEAL]               By: /s/ James Karpowicz
                                  ------------------------------------
                                       James Karpowicz
                                       Vice President and Treasurer


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